UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 4, 2016

The Manitowoc Company, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066
(Address of principal executive offices including zip code)

(920) 684-4410
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 28, 2015, as previously disclosed, Glen E. Tellock resigned from his positions as Chairman, President and Chief Executive Officer of The Manitowoc Company, Inc. (the “Company”), and he also resigned from the Company’s Board of Directors. On January 4, 2016 (the “Execution Date”), the Company entered into a severance agreement and release (the “Agreement”) with Mr. Tellock.

Pursuant to the Agreement, Mr. Tellock will be paid $1,999,550, which is equal to two times his base salary at the time of his resignation, in biweekly payments over a two-year period (the “Severance Pay Period”); this amount will be reduced by compensation Mr. Tellock receives from a new employer, if any, during the Severance Pay Period. Mr. Tellock is not entitled to any further payments under the Company’s Short-Term Incentive Plan. Vested stock options remain exercisable according to the terms of the applicable plan. The vesting of (i) stock options granted to Mr. Tellock on February 28, 2012, February 26, 2013, and February 14, 2014, (ii) restricted stock granted on April 8, 2015, and (iii) performance shares for the 2013 to 2015 period was accelerated. The exercise period for all vested stock options, including those for which vesting was accelerated, is the earlier of the expiration date of the applicable option or 24 months from the Execution Date. All other equity awards that had yet to vest were forfeited.

Mr. Tellock is entitled to any vested retirement plan benefits that he accrued through October 28, 2015, and the Company will pay the balance of his account in its deferred compensation plan in accordance with the terms of that plan. In addition, under the Company’s Supplemental Executive Retirement Plan, he will be considered fully vested as of October 28, 2015. If Mr. Tellock elects continued health and/or dental insurance coverage under COBRA, the Company will reimburse Mr. Tellock for the monthly cost of such coverage through the end of his COBRA continuation period, with the Company’s reimbursement obligation subject to early termination if Mr. Tellock is offered health insurance from a new employer prior to the end of the Severance Pay Period.

The Agreement also includes a release and customary covenants restricting Mr. Tellock from disclosing confidential information, from competing with the Company’s business and from soliciting employees of the Company and its subsidiaries.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits
10.1    Severance Agreement and Release, dated January 4, 2016, by and between The Manitowoc Company, Inc. and Glen E. Tellock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: January 6, 2016	/s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel and Secretary

The Manitowoc Company, Inc.
Exhibit Index to Form 8-K

Exhibit No.	Description
10.1	Severance Agreement and Release, dated January 4, 2016, by and between The Manitowoc Company, Inc. and Glen E. Tellock.

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